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Exhibit 99.1

Independent Auditors' Report

The Board of Directors
GlobalNet, Inc.:

        We have audited the accompanying consolidated balance sheets of GlobalNet, Inc. and subsidiary (the Company) as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GlobalNet, Inc. and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chicago, Illinois
March 15, 2002, except as to Note 14, which is as of March 21, 2002

GLOBALNET, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2001 and 2000

	2001	2000
Assets
Current assets:
Cash	$1,641,278	$2,545,459
Restricted cash	—	157,872
Accounts receivable, net of allowance for doubtful accounts of $2,256,483 and $364,000, respectively	3,261,938	5,050,121
Prepaid expenses and other current assets	90,529	151,481
Carrier deposits	480,633	122,508

Total current assets	5,474,378	8,027,441
Property and equipment, net	9,882,730	10,038,779
Intangible assets, net	1,266,668	1,666,668
Other assets	1,263,818	—

Total assets	$17,887,594	$19,732,888

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$16,745,367	$11,070,623
Accrued expenses	918,487	431,862
Deferred revenue	28,187	—
Current portion of capital lease obligations	4,499,821	4,035,682

Total current liabilities	22,191,862	15,538,167

Capital lease obligations, net of current portion	6,730,956	5,680,002
Convertible note	2,180,553	—
Stockholders' deficit:
Common stock; 100,000,000 shares authorized, $0.001 par value; 32,379,374 and 31,165,450 shares issued and outstanding at December 31, 2001 and December 31, 2000, respectively	32,379	31,165
Additional paid-in-capital	25,477,950	23,457,290
Accumulated deficit	(33,407,982)	(15,625,769)
Deferred compensation	(5,318,124)	(9,347,967)

Total stockholders' deficit	(13,215,777)	(1,485,281)

Total liabilities and stockholders' deficit	$17,887,594	$19,732,888

See accompanying notes to consolidated financial statements.

GLOBALNET, INC. AND SUBSIDIARY

Consolidated Statements of Operations

Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Revenue	$76,987,474	$78,090,535	$24,926,891
Operating expenses:
Data communications and telecommunications	70,343,236	74,330,916	25,298,531
Network research and development (exclusive of $493,514 and $266,667 for the twelve months ended December 31, 2001 and December 31, 2000, respectively, reported below as non-cash stock compensation)	6,048,027	3,151,171	129,454
Selling and marketing	502,021	1,051,814	131,815
General and administrative (exclusive of $3,607,814 and $2,233,713 for the twelve months ended December 31, 2001 and December 31, 2000, respectively, reported below as non-cash stock compensation)	4,784,971	4,318,335	1,020,092
Bad debt expense	1,892,483	482,007	—
Depreciation and amortization	5,138,029	2,902,905	882,639
Non-cash stock compensation	4,101,328	2,500,380	—

Total operating expenses	92,810,095	88,737,528	27,462,531

Operating loss	(15,822,621)	(10,646,993)	(2,535,640)
Other expense	—	—	(40,865)
Interest expense, net	(1,426,532)	(1,299,452)	(752,068)
Non-cash financing cost	(487,063)	—	—

Loss before minority interest and income taxes	(17,736,216)	(11,946,445)	(3,328,573)
Minority interest	—	—	50,000
Income taxes	—	327	—

Net loss	$(17,736,216)	(11,946,772)	(3,278,573)

Weighted average number of shares outstanding	29,891,388	25,223,877 *	20,000,000 *

Basic and diluted loss per share	$(0.59)	$(0.47)*	$(0.16) *

*
Represents pro forma amounts for 2000 and 1999.

See accompanying notes to consolidated financial statements.

  GLOBALNET, INC. AND SUBSIDIARY

  Consolidated Statements of Stockholders' Deficit

  Years ended December 31, 2001, 2000, and 1999

	GlobalNet, Inc.						GlobalNet International, Inc.
													DTA Communications Network, LLC
	Common Stock				Treasury Stock		Common Stock				Treasury Stock
			Additional paid-in capital	Accumulated deficit					Additional paid-in capital	Accumulated deficit			Members' deficit	Deferred Compensation	Total deficit
	Shares	Amount			Shares	Amount	Shares	Amount			Shares	Amount
Balance at December 31, 1998	—	$—	—	—	—	$—	—	$—	—	—	—	$—	(550,422)	—	(550,422)
Issuance of member's interests by subsidiary	—	—	—	—	—	—	—	—	—	—	—	—	150,000	—	150,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(3,278,573)	—	(3,278,573)

Balance at December 31, 1999	—	—	—	—	—	—	—	—	—	—	—	—	(3,678,995)	—	(3,678,995)
Exchange of members' interests for common stock	—	—	—	—			2,000	2	—	(3,678,997)			3,678,995	—	—
Contribution by shareholders	—	—	—	—	—	—	(215)	—	—	—	215	—	—	—	—
Issuance of restricted stock, net of contribution by shareholders	—	—	—	—	—	—	203	—	16,200,000	—	(203)	—	—	(16,200,000)	—
Exchange of common shares in connection with merger with Rich Earth, Inc.	19,875,000	19,875	16,180,002	(3,678,997)	125,000	125	(1,988)	(2)	(16,200,000)	3,678,997	(12)	—	—	—	—
Capital of Rich Earth, Inc. at time of merger	10,997,061	10,997	10,179,183	—	—	—	—	—	—	—	—	—	—	—	10,190,180
Issuance of common stock from private placement, net	168,389	168	1,449,758	—	—	—	—	—	—	—	—	—	—	—	1,449,926
Forfeiture of restricted stock by employees upon termination	(650,000)	(650)	(5,200,000)	—	650,000	650	—	—	—	—	—	—	—	4,450,000	(750,000)
Issuance of restricted stock from treasury	775,000	775	581,250	—	(775,000)	(775)	—	—	—	—	—	—	—	(581,250)	—
Issuance of options and warrants to nonemployees	—	—	267,097	—	—	—	—	—	—	—	—	—	—	(58,388)	208,709
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	3,041,671	3,041,671
Net loss	—	—	—	(11,946,772)	—	—	—	—	—	—	—	—	—	—	(11,946,772)

Balance at December 31, 2000	31,165,450	31,165	23,457,290	(15,625,769)	—	—	—	—	—	—	—	—	—	(9,347,967)	(1,485,281)
Issuance of shares for services rendered	148,496	149	66,131	—	—	—	—	—	—	—	—	—	—	—	66,280
Issuance of common stock in February private placement, net	700,000	700	614,569	—	—	—	—	—	—	—	—	—	—	—	615,269
Issuance of warrants to advisors	—	—	97,919	—	—	—	—	—	—	—	—	—	—	(97,919)	—
Draw on equity line	365,428	365	111,924	—	—	—	—	—	—	—	—	—	—	—	112,289
Incentive warrant discount related to April private placement	—	—	301,751	—	—	—	—	—	—	—	—	—	—	—	301,751
Costs related to April private placement	—	—	146,157	—	—	—	—	—	—	—	—	—	—	—	146,157
Beneficial conversion feature—April private placement	—	—	728,926	—	—	—	—	—	—	—	—	—	—	—	728,926
Deemed dividend related to April private placement	—	—	45,997	(45,997)	—	—	—	—	—	—	—	—	—	—	—
Amortization of deferred compensation	—	—	(92,714)	—	—	—	—	—	—	—	—	—	—	4,127,762	4,035,048
Net loss	—	—	—	(17,736,216)	—	—	—	—	—	—	—	—	—	—	(17,736,216)

Balance at December 31, 2001	32,379,374	$32,379	25,477,950	(33,407,982)	—	$—	—	$—	—	—	—	$—	—	(5,318,124)	(13,215,777)

See accompanying note to consolidated financial statements.

GLOBALNET, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years Ended December 31, 2001, 2000, and 1999

	2001	2000	1999
Cash flows from operating activities:
Net loss	$(17,736,216)	$(11,946,772)	$(3,278,573)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,138,029	2,902,905	882,639
Provision for doubtful accounts	1,892,483	482,007	—
Non-cash stock compensation	4,101,328	2,500,380	—
Non-cash financing costs	730,609	—	—
Minority interest	—	—	(50,000)
Loss from disposal of equipment	95,079	—	—
Changes in assets and liabilities:
Restricted cash	157,872	315,147	(473,019)
Accounts receivable	(104,300)	(4,332,845)	(1,199,283)
Due from related party	—	41,319	(33,375)
Prepaid expenses and other current assets	60,952	(136,562)	(131,949)
Carrier deposits	(358,125)	—	—
Accounts payable and other current liabilities	5,674,744	8,144,825	2,478,323
Salaries and wages payable	—	(176,083)	(66,307)
Deferred revenue	28,187	(1,582,661)	1,511,412
Accrued expenses	486,625	(67,819)	94,694

Net cash provided by (used in) operating activities	167,267	(3,856,159)	(265,438)

Cash flows from investing activities:
Purchase of property and equipment	(824,631)	(675,724)	(240,530)

Net cash used in investing activities	(824,631)	(675,724)	(240,530)

Cash flows from financing activities:
Proceeds from note payable with Rich Earth, Inc.	—	800,000	—
Proceeds from merger with Rich Earth, Inc.	—	7,262,982	—
Proceeds from private placements	—	1,449,926	—
Proceeds from March private placement of common stock, net	615,269	—	—
Proceeds from equity line, net	112,289	—	—
Proceeds from convertible note, net	1,512,911	—	—
Proceeds from term loan	—	—	734,517
Repayments of principal on term loan	—	(617,039)	(117,478)
Principal payments on capital lease obligations	(2,487,286)	(2,123,153)	(203,715)
Contribution from minority interest of subsidiary	—	—	200,000

Net cash (used in) provided by financing activities	(246,817)	6,772,716	613,324

Net increase (decrease) in cash	(904,181)	2,240,833	107,356
Cash at beginning of period	2,545,459	304,626	197,270

Cash at end of period	$1,641,278	$2,545,459	$304,626

Supplemental disclosure of non-cash financing and investing activity:
Payment for purchase of 25% minority interest in and certain assets of GlobalNet LLC by Rich Earth, Inc. on behalf of Company	$—	$2,127,198	$—

Cancellation of notes payable to Rich Earth, Inc. in connection with merger with Rich Earth, Inc.	$—	$2,927,198	$—

Cash paid for interest	$1,013,341	$1,434,000	$657,374

Equipment acquired under capital leases	$3,852,428	$7,355,704	$5,091,835

Value of equipment refinanced under capital lease	$2,879,491	$—	$—

See accompanying notes to consolidated financial statements.

GLOBALNET, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2001 and 2000

(1) Nature of Organization and Business

        GlobalNet, Inc. (GlobalNet or the Company) provides global telecommunications, including high quality voice, fax, and other value-added applications over an international network.

        GlobalNet was formed on May 30, 2000, when GlobalNet International, Inc. (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GII in a transaction accounted for as a reverse acquisition (Merger) of Rich Earth by GII using the purchase method of accounting. Prior to raising approximately $2.5 million to fund an acquisition by GII in a contemplated transaction as described herein, Rich Earth was a non-operating public shell corporation with nominal assets. GII management controlled the combined company after the transaction. After the closing of the merger, Rich Earth changed its name to GlobalNet, Inc.

        As a result of the reverse merger, the operating entity, GII, continues as the operating entity under the GlobalNet, Inc. name, and its historical financial statements replaced those of Rich Earth.

        GII was formed in March 2000, when the members of DTA Communications Network, L.L.C. (DTA) exchanged their members' interests in DTA for common stock of GII, a newly formed C-corporation (Reorganization). DTA was organized in Illinois on May 22, 1996 as a limited liability company. On April 20, 1999, DTA and a Texas limited liability company formed an Illinois limited liability company, later named GlobalNet L.L.C. DTA's interest in GlobalNet L.L.C. was 75% at December 31, 1999. GlobalNet L.L.C. was formed to provide wholesale carrier voice and fax, value-added applications, and third-generation application service provider products via an international Internet protocol-based network.

        On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. The purchase of the minority interest increased DTA's interest in GlobalNet L.L.C. to 100% and was accounted for under the purchase method of accounting. The assets acquired have been recorded at their estimated fair values at the date of acquisition. The acquired customer base related to the transaction was $1,000,000 and is being amortized over a period of five years. Goodwill related to the transaction was $1,000,000 and is being amortized over a period of five years. The effect on the pro forma results of operations had the acquisition occurred at the beginning of 2000 was not significant.

        The Company is subject to risks and uncertainties common to growing telecommunications-based companies, including rapid technological changes, low costs to customers of switching from carrier to carrier, failed alliances, and pricing pressures in the international long distance market.

(2) Summary of Significant Accounting Policies

  Principles of Consolidation

        The 2001 and 2000 consolidated financial statements include the accounts of GlobalNet, Inc. and its wholly-owned subsidiary, GlobalNet International, Inc.

        The 1999 consolidated financial statements include the accounts of DTA Communications Network, L.L.C., and its majority-owned subsidiary, GlobalNet L.L.C., from its date of formation in 1999.

  Issuance of Members' Interests by Subsidiary

        Prior to the Merger Agreement, the Company accounted for issuances of members' interests by its subsidiary as equity transactions, thereby recording the amount in excess of the parent's carrying value to members' equity.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

  Restricted Cash

        At December 31, 2000, $157,872 was held in an account which was controlled by a lessor of the Company. At December 31, 2001, the Company did not have any restricted cash.

  Fair Value of Financial Instruments

        Financial instruments consist principally of cash, accounts receivable, carrier deposits, accrued expenses, accounts payable and capital leases. The estimated fair value of these instruments approximates their carrying value.

  Accounting for the Impairment of Long-Lived Assets

        Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, requires that long-lived assets and certain intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an indication of a potential impairment exists, recoverability of the respective assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount, including associated intangible assets, of such operation. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on the discounted cash flows or appraised values, depending on the nature of the assets. In determining the estimated future cash flows, the Company considers current and projected future levels of income as well as business trends, prospects and market and economic conditions.

        The carrying amount of the Company's long-lived assets at December 31, 2001 and 2000 primarily represent the original amounts invested less the recorded depreciation and amortization. Management believes the carrying amount of these investments is not impaired.

  Revenue Recognition

        The Company's revenue consists of the sale of wholesale carrier voice and fax, via an international network. Revenue is recognized as services are rendered. In order to mitigate risk of loss, several customers prepay for their services, in which case revenue is deferred and is recognized as services are rendered.

        Until October 2000, the Company also derived revenue from supplying underlying services, including value-added applications and the use of the Company's network, to issuers of prepaid phone cards. Those issuers prepaid for some or all of the services provided. Payments received in advance for such services were recorded as deferred revenue and were recognized as the prepaid phone cards were used. Sometimes, these cards expired without being fully used as they had lives of up to three months after the first use. The unused value was referred to as breakage and was recorded as revenue at the date of expiration. Subsequent to October 2000, the Company no longer provided prepaid phone service.

  Research and Development Expenses

        The Company charges research and development expenses incurred in the development, expansion, operation and support of the Company's global Internet Protocol network to network research and development as incurred.

  Stock-Based Compensation

        SFAS No. 123, Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options or warrants to be included in the consolidated statements of operations or disclosed in the notes to consolidated financial statements. The Company has determined that it will account for stock-based compensation for employees under the intrinsic value-based method of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123. The Company accounts for stock-based compensation for non-employees under the fair value method prescribed by SFAS No. 123.

  Derivatives

        In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, (SFAS 133) which was later amended by Statement No. 137, Accounting for Derivative Instruments and Hedging Activities—Deferral of the effective date of FASB Statement No. 133 and by Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of FASB Statement No. 133 (collectively, the Standard). The Standard requires companies to record derivative instruments on the balance sheet as assets or liabilities measured at fair value. The accounting treatment of gains and losses resulting from changes in the value of derivatives depends on the use of the derivatives and whether they qualify for hedge accounting. The Standard is required to be adopted for financial statements issued for the fiscal year ending December 31, 2001. As the Company does not currently engage in derivatives or hedging transactions, there was no impact to the Company's results of operations, financial position or cash flows upon the adoption of SFAS 133.

(2) Summary of Significant Accounting Policies (Continued)

  Income Taxes

        Subsequent to the Reorganization, the Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (Statement 109), Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Prior to the Reorganization, the Company operated in the form of a limited liability company and accordingly, the Company's income tax liabilities were the responsibility of its members.

  Net Loss per Share

        Basic earnings per share is based on the weighted average number of shares outstanding and excludes the dilutive effect of unexercised common stock equivalents. Diluted earnings per share is based on the weighted average number of shares outstanding and includes the dilutive effect of unexercised common stock equivalents to the extent they are not anti-dilutive.

        Shares issuable from securities that could potentially dilute basic earnings per share in the future that were not included in the computation of earnings per share because their effect was anti-dilutive were: 1,856,000 stock options, 1,784,764 warrants, and 2,150,000 shares of unvested restricted common stock at December 31, 2001.

        The pro forma weighted-average number of shares outstanding for the years ended December 31, 2000 and 1999 represent the weighted-average number of shares of GlobalNet International, Inc. as if the exchange of common shares in the merger with Rich Earth, Inc. was in effect at the beginning of those years.

  Comprehensive Income

        In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. The Company does not have any components of comprehensive income (loss) other than its reported net loss.

  Recently Issued Accounting Standards

        In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used and establishes new standards on the recognition of certain identifiable intangible assets separate from goodwill for all business combinations initiated after June 30, 2001. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized but instead tested for impairment at least annually. SFAS No. 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values. Management is currently evaluating the requirements and impact of this Standard, but its adoption is not expected to have a material impact on our results of operations and financial position. As of the date of adoption, the Company expects to have unamortized goodwill in the amount of $633,334. Amortization expense related to goodwill was $200,000 and $167,000 for the years ended December 31, 2001 and 2000, respectively.

        In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that the fair value of the liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management is currently evaluating the requirements and impact of this Standard, but its adoption is not expected to have a material impact on our results of operations and financial position.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation requirements of discontinued operations to include more disposal transactions. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, relative to discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Management is currently evaluating the requirements of this Standard, but the impact of its adoption, if any, is not expected to have a material impact on our results of operations and financial position.

(3) Income Taxes

        No provision for U.S. Federal and state income taxes was recorded prior to March 2000, as such liability was the responsibility of the members of DTA, rather than of the Company. As a result of the change from an L.L.C. to a C-corporation, the Company recorded an initial net deferred income tax asset of $5,825,052 to reflect the establishment of deferred tax assets and liabilities. However, due to the lack of certainty of recovery, a full valuation allowance was recorded against the initial and subsequent net deferred income taxes.

        The Company has Federal net operating loss carryforwards approximating $16,754,204, for the year ended December 31, 2001. Such losses are available to offset future taxable income and expire in 2021 and 2020, respectively. In addition, if certain substantial changes in the Company's ownership are deemed to have occurred, there would be an annual limitation on the amount of carryforwards which could be utilized.

        The provision for income taxes consist of the following:

	2001	2000
Current taxes:
Federal	$—	$—
State	—	327

Total	—	327

Deferred taxes:
Federal	—	—
State	—	—

Total	—	—

Provision for income taxes	$—	$327

        The total tax provision differs from the amount computed by applying the Federal income tax rate of 35% to the loss before income taxes for the following reasons:

	2001	2000
Expected income tax benefit at Federal income tax rate	$(6,207,676)	$(4,181,256)
Increase (decrease) in taxes resulting from prior year federal provision in return permanent adjustments	913,266	—
Increase (decrease) in taxes resulting from state income tax benefit	(829,958)	(699,259)
Meals and entertainment	8,107	7,508
Deferred income and expense recognized on LLC tax return	—	(1,056,718)
Amortization of goodwill	—	105,000
Change in valuation allowance	6,116,261	5,825,052

	$—	$327

        Deferred tax assets (liabilities) are comprised of the following:

	2001	2000
Deferred tax assets:
Non-cash stock compensation expense	$2,820,230	$1,045,975
Bad debt reserves	963,963	—
Professional fees related to merger	660,910	627,490
Deferred income	12,042	—
Accrued legal fees	156,994	—
Goodwill amortization	208,852	—
Continuing operations NOL carryforward	7,158,921	4,193,248

Total deferred tax assets	11,981,912	5,866,713
Valuation allowance	(11,941,313)	(5,825,052)

Deferred tax liabilities:
Depreciation	(32,424)	(39,927)
Gain on disposal of fixed assets	(6,599)	—
Federal impact of state NOL carryforward	(1,576)	(1,734)

Total deferred tax liabilities	(40,599)	(41,661)

Net deferred income taxes	$—	$—

        The net change in the total valuation allowance for the years ended December 31, 2001 and 2000 was an increase of $6,116,261 and $5,825,052, respectively. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these temporary differences become deductible. This assessment was performed considering the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. Due to the Company's operating losses, there is uncertainty surrounding whether the Company will ultimately realize its deferred tax assets. Accordingly, these assets have been fully reserved.

(4) Property and Equipment

        Property and equipment consists of the following:

	December 31,
	2001	2000
Leasehold improvements	$40,362	$40,362
Network equipment under capital leases	16,475,696	12,623,269
Furniture and equipment	1,501,642	827,360

	18,017,700	13,490,991
Less accumulated depreciation	8,134,970	3,452,212

Property and equipment, net	$9,882,730	$10,038,779

(4) Property and Equipment (Continued)

        Property and equipment are stated at cost. Equipment held under capital leases is stated at the lower of fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets which range from three to five years.

        Depreciation for the years ended December 31, 2001, 2000, and 1999 was $4,738,029, $2,569,573, and $882,639, respectively. Accumulated depreciation of assets recorded under capital leases was $7,616,491 and $3,338,965 at December 31, 2001 and 2000, respectively.

(5) Intangible Assets

        On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet L.L.C. for $2,000,000 and $127,198, respectively. As a result, the Company recorded intangible assets of $2,000,000, which are being amortized over useful lives of five years. The purchase price has been allocated $1,000,000 to acquired customer base and $1,000,000 to goodwill. The Company recorded $400,000 and $333,332 of intangible asset amortization for the years ended December 31, 2001 and 2000, respectively.

(6) Leases and Commitments

        The Company leases various office facilities, cars and equipment under operating leases with remaining terms of up to 3.5 years. Rent expense under operating leases was $563,749, $315,658, and $27,950 for the years ended December 31, 2001, 2000, and 1999, respectively.

        In April 2001, the Company entered into an agreement with Cisco Systems Capital Corporation (Cisco Capital) to finance the purchase of Cisco equipment through 36-month capital leases with interest rates ranging from 4.5% to 5.2% and secured by all equipment related to the lease. The lease agreement contains certain covenants. At December 31, 2001, the Company utilized $3,444,000 under this credit facility, and the Company recorded a lease obligation of $3,441,377. In addition, at December 31, 2001, the Company has $1,070,000 available under this credit facility.

        In April 2000, the Company entered into a $10,000,000 credit facility to be used for capital lease obligations with General Electric Capital Corporation (GE Capital). The Company entered into 36-month leases with interest rates of 13.2% and secured by all equipment related to the leases. At December 31, 2001, the outstanding balance under this credit facility was $5,256,900.

        In October 1999, the Company entered into certain capital leases for network equipment with PrinVest Financial Corp. (PrinVest). The total amount financed was approximately $5,268,000. On May 10, 2001, the Company refinanced these leases with another lender, ending an existing dispute with PrinVest. The outstanding balance under these leases on the date of the refinancing amounted to $2,730,000. After the refinancing, the interest cost on the leases decreased to 11.8% from 22.0%, and the term was extended to 36 months from the 18 months remaining under the original leases. The Company paid a $100,000 refinancing fee in connection with the refinancing of these leases, which was expensed as interest during the year ended December 31, 2001. At December 31, 2001, the outstanding balance for this lease was $2,467,066.

        Future minimum lease payments under capital leases and non-cancelable operating lease at December 31, 2001 are as follows:

	Operating	Capital
2002	$345,514	$5,427,634
2003	204,715	5,296,261
2004	94,240	1,880,306
2005	22,867	6,378
2006 and thereafter	—	—

Total future minimum lease payments	$667,336	12,610,579

Less amount representing interest (Rates ranging from 4.5% to 16.9%)		1,379,802

Net present value of minimum lease payments		11,230,777
Less current portion		4,499,821

Long-term portion, net of current portion		$6,730,956

*
Interest rates range from 4.5% to 16.9%.

(7) Related Parties

        On June 28, 2000 and in connection with the Merger described in Note 1, an officer of the Company sold 700,000 shares of the Company's common stock to a director of the Company for $1 per share in accordance with a stock purchase agreement dated May 22, 2000, as amended on June 28, 2000.

        The Company paid $46,847 in 2001 and $271,997 in 2000 to a law firm for legal services provided by a partner who was a director of the Company until October 29, 2001.

(8) Stockholders' Equity and Convertible Note

  Equity Transactions

  Reverse Merger

        On May 30, 2000, GlobalNet, Inc. was formed when GlobalNet International, Inc. (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) in a transaction accounted for as a reverse acquisition of Rich Earth by GII using the purchase method of accounting pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GlobalNet International, Inc. At the time of the Merger, Rich Earth had 9,960,000 common shares issued and outstanding.

  2000 Private Placements

        During the period from March 2000 through July 2000, 1,205,450 shares of common stock were issued in connection with two private placement transactions. The first private placement transaction sold 600,000 units at $10 per unit and resulted in the issuance of 600,000 common shares and grant of warrants to purchase an additional 300,000 shares of common stock at $15 per share. The second private placement transaction sold 605,450 units at $10 per unit and resulted in the issuance of 605,450 shares of common stock and the grant of warrants to purchase an additional 605,450 shares of common stock at $15 per share. Net proceeds were $11,640,106.

  2001 Private Placements and Equity Transactions

        On March 21, 2001, the Company completed a private placement of 700,000 shares of common stock at $1.00 per share. The Company received net proceeds at the closing in the amount of $615,269, after deducting offering costs of $85,000. In addition, the Company issued warrants to purchase 75,000 shares of common stock at $1.20 to various entities assisting in the private placement. The Company filed a registration statement on Form S-3 to register the shares sold in the placement and the warrants granted to the placement agents. This registration statement was declared effective by the Securities and Exchange Commission on July 9, 2001.

        On April 9, 2001 (Closing Date), the Company entered into a securities purchase agreement (Agreement) whereby the Company issued a $2,000,000 convertible note (Note) and the purchaser agreed to purchase from time to time, subject to certain conditions, through April 9, 2002, up to $4,000,000 of the Company's common stock. The number of shares to be purchased and the price are to be determined based upon the Company's average current trading volume and stock price as defined in the Agreement. In addition, the purchaser has agreed not to acquire, through conversion of the Note, exercise of warrants, or purchase of equity, more than an aggregate of 9.9% of the Company's common stock as of any respective conversion, exercise, or purchase date. On the Closing Date, the purchaser made an initial purchase of 365,428 shares of the Company's common stock for an aggregate of $250,000. The Company received net proceeds at the closing in the amount of $2,140,976, after deducting related expenses. In addition, the Company paid offering costs of approximately $516,000 and issued warrants to purchase 333,333 shares of the Company's common stock at $0.89 per share and 225,000 shares of the Company's common stock at $0.85 per share. These warrants were valued at $172,000, of which $146,000 was allocated to the Note and $26,000 was allocated to equity.

        The Note has a maturity date of April 9, 2004 and does not bear interest unless the Company is in default of delivering conversion shares to the purchaser, or fails to repay the Note by the maturity date, in which case the Note bears interest at a rate of 8% per annum calculated from April 9, 2001. The Company also has the right to redeem the Note at redemption prices ranging from 112.5% to 140% of the principal amount of the Note, depending upon the time the Note is redeemed.

        In addition, the Company issued an incentive warrant to the purchaser representing the right to purchase 877,026 shares of the Company's common stock for $1.0262 per share. On the Closing Date, the Company also entered into a registration rights agreement with the purchaser whereby the Company is required to file a registration statement on behalf of the purchaser with respect to the shares purchased by it, the shares that may result from the conversion of the Note, and the warrant shares. The Company filed a registration statement on Form S-3 (Registration Statement) which was declared effective by the Securities and Exchange Commission on July 9, 2001.

        The Company also issued a protective warrant to the purchaser which only became exercisable on the effective date of the Registration Statement. Under the terms of the protective warrant, if the price of the Company's common stock as computed on the effective date of the Registration Statement was lower than the purchase price of the common stock on the Closing Date, the protective warrant became exercisable for a certain number of shares as defined in the Agreement. In accordance with the terms of the protective warrant, at the time the initial Registration Statement was declared effective, the protective warrant became exercisable for 24,405 shares of GlobalNet's common stock.

        As a result of the aforementioned transactions, the Company recorded approximately $729,000 of debt discount related to the Note's beneficial conversion feature, approximately $302,000 of debt discount related to the incentive warrants issued, approximately $97,000 of debt discount related to the investor fees for the Note, and approximately $536,000 of debt issuance costs. Each of these items is being amortized over the term of the Note. In addition, the Company will accrete interest expense up to the amount of the redemption prices until such time as the Note is converted or redeemed. Unamortized balances aggregating $1,263,817 are reflected as other assets in the accompanying consolidated balance sheet.

  Stock-Based Compensation

  Restricted Common Stock

        On May 15, 2000, the Company's board of directors authorized the issuance of 2,150,000 shares of restricted common stock to employees, directors, and consultants. Shares aggregating 2,025,000 were granted on May 15, 2000 at an estimated fair value of $16,200,000, which are being amortized over the vesting period of three years.

        During the fourth quarter of 2000, three employees that were granted a total of 650,000 shares of restricted common stock with an estimated fair value of $5,200,000 were terminated resulting in the forfeiture of the shares. All amounts recorded as stock-based compensation during 2000 related to these 650,000 shares were reversed in the period of forfeiture.

        On December 28, 2000, the Company issued 775,000 shares of restricted common stock to employees at an estimated fair value of $581,250, which are being amortized over the vesting period.

        The Company recorded $3,976,016 and $2,291,671 of stock based compensation during 2001 and 2000, respectively, related to issuances of restricted common stock. At December 31, 2001, there were 2,150,000 restricted common shares outstanding and none were vested.

  2001 Stock Incentive Plan

        On October 29, 2001, the Company's shareholders adopted the "2001 Stock Plan," (the 2001 Plan) in the annual stockholders' meeting. Under the 2001 Plan, the maximum aggregate number of shares that may be subject to option and sold is 6,000,000 shares. Under the terms of the 2001 Plan, options vest based on the vesting period as determined by the plan administrator.

        On October 29, 2001, the Company granted 25,000 options to each of its three non-employee Directors as compensation for being members of the Board. The options have an exercise price of $0.46 per share and a term of 10 years.

(8) Stockholders' Equity and Convertible Note (Continued)

        At December 31, 2001, options to purchase 5,925,000 common shares were available for future grants under the 2001 Plan.

  2000 Stock Incentive Plan

        On May 3, 2000, the Company's board of directors adopted the "2000 Stock Plan," (the 2000 Plan). The maximum aggregate number of shares that may be subject to option and sold under the 2000 Plan is 3,000,000 shares. Under the terms of the 2000 Plan, options vest based on the vesting period as determined by the plan administrator.

        The Company granted 1,590,000 and 226,000 options to employees and directors under the 2000 Plan on May 15, 2000 and December 28, 2000, respectively. All of these options granted have a term of 5 years from the date of vesting and vest 33% on May 15, 2001, 33% on May 15, 2002, and the remainder on May 15, 2003. A total of 360,000 and 30,000 options were canceled during 2000 and 2001.

        On September 14, 2000, each of the seven non-employee Directors was granted 100,000 options. These options vest on the second anniversary of the grant date and expire on the 10th anniversary of the grant date. A total of 400,000 options were canceled in 2001 as a result of the resignation or non-reelection of four Directors.

        During 2000, the Company granted 45,000 options to consultants for services provided. Options for 35,000 shares of common stock were immediately vested, while the remaining 10,000 options vest over a period of three years.

        On July 1, 2001, the Company granted 10,000 options to an employee under the 2000 Plan. Options have a term of 5 years from date of vesting and vest 66% on May 15, 2002 and 34% on May 15, 2003.

        Stock option activity is as follows:

	Number of shares	Weighted average exercise price	Weighted average fair value on grant date
Outstanding, December 31, 1999	—	—	—
Granted	2,561,000	9.55	$5.04
Forfeited	(360,000)	7.80

Outstanding, December 31, 2000	2,201,000	9.83
Granted	85,000	0.51	$4.32
Forfeited	(430,000)	14.94

Outstanding, December 31, 2001	1,856,000	$8.22

        The following table summarizes information relating to currently outstanding and exercisable stock options as of December 31, 2001:

Range of exercise prices	Options outstanding	Weighted average remaining contractual life	Weighted average exercise price
$0.46–0.89	271,000	6.63	$0.67
$8.00	1,285,000	5.25	$8.00
$16.00	300,000	1.71	$16.00

$0.46–16.00	1,856,000

        There were no options exercisable at December 31, 2001.

        SFAS No. 123, Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options or warrants to be included in the consolidated statements of operations or disclosed in the notes to the consolidated financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123 for options granted in 2001, using the Black-Scholes option-pricing model to estimate the fair value of the option grants.

        The following weighted average assumptions were used:

	2001	2000
Risk-free interest rate	6.30%	6.40%
Expected dividend yield	0%	0%
Expected lives	3.7 years	3.6 years
Volatility	65%	66%

        Had compensation expense from the Company's Plan been determined consistent with SFAS No. 123, net loss and net loss per share would have been as follows:

	2001	2000
Net loss:
As reported	$17,736,216	11,946,772
Pro forma	20,307,571	13,906,445

Basic and diluted net loss per share:
As reported	$(0.59)	(0.47)
Pro forma	(0.68)	(0.55)

  Stock Split

        All share information has been adjusted to reflect a 10,000 to 1 exchange as a result of the Merger.

(9) Agreement with Operadora Protel, S.A. DE C.V.

        On August 1, 1999, the Company entered into a five-year agreement (Agreement) with Operadora Protel, S.A. DE C.V., a Mexico corporation (Protel), whereby Protel provided the platform for prepaid debit card calls and the use of its network for traffic originating and terminating between Mexico and the United States.

        In addition, the Agreement provided that Protel and GlobalNet L.L.C. agreed to share equally in the gross profits generated from services provided under the agreement. Accordingly, the Company adjusted its cost of revenue to reflect each month, amounts due to or from Protel under the Agreement.

        During October 2000, the two Companies agreed to terminate the Agreement. Subsequent to October 2000, the Company did not generate revenue or incur expenses related to this Agreement.

        The Company continues to conduct business with Protel to provide wholesale carrier voice and fax telecommunication services in Mexico.

(10) Credit and Business Concentrations

        SFAS No. 105, Disclosure of Information About Financial Instruments With Off-Balance Sheet Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentrations such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains the majority of its cash in one financial institution.

        Although the Company has been able to expand and diversify its customer base during 2001, a significant portion of the Company's revenue is concentrated among a few large customers. In 2001, the largest customer represented 62% of total revenue, while the next three largest customers represented 18% of the Company's revenues, respectively. The three largest customers represented 60% and 96% of total revenue in 2000 and 1999, respectively. Accounts receivable from the largest three customers were approximately $2,141,288 and $2,293,429 at December 31, 2001 and 2000, respectively.

        GlobalNet's primary customer, Global Crossing Ltd. (Global Crossing), filed for protection under Chapter 11 of the United States Bankruptcy code in January 2002 (see Note 15). As of the date of petition, Global Crossing maintained an outstanding balance due to the Company of $705,000, $662,000 of which was incurred subsequent to December 31, 2001. The unpaid amounts incurred through December 31, 2001 have been included in the allowance for doubtful accounts at December 31, 2001. Subsequent to the bankruptcy filing, Global Crossing has resumed business with GlobalNet on substantially similar terms and for similar volumes as prior to the filing.

        The Company currently uses one primary wholesale carrier voice and fax telecommunication services provider. Accounts payable to this supplier was $7,082,482 at December 31, 2001, net of the Company's receivable from the supplier of $616,866. An unfavorable change in this supplier's payment terms or a change in primary supplier could have an adverse effect on the Company's business and liquidity.

(11) Geographic and Business Segment Information

        The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires select information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company's chief decision-maker, as defined under SFAS No. 131 is the Chief Executive Officer. To date, the Company has viewed its operations and manages its business as one operating segment—telecommunication services.

        Data relating to the Company's operations by geographic area is set forth below:

	United States	Mexico	Other	Total
2001
Revenues	$—	66,386,097	10,601,377	76,987,474
Identifiable assets	9,882,730	—	—	9,882,730
2000
Revenues	—	37,312,408	40,778,127	78,090,535
Identifiable assets	10,038,779	—	—	10,038,779
1999
Revenues	—	12,565,945	12,360,946	24,926,891
Identifiable assets	4,449,726	—	—	4,449,726

        The Company's revenues are primarily generated by providing telecommunication services to Mexico and other Latin America countries on behalf of the Company's customers. However, all of the tangible assets of the Company are located in the United States.

(12) Litigation

        The Company is from time to time subject to litigation incidental to its business. The Company believes that the results of the following asserted and potential litigation and other potential legal proceedings will not have a material adverse effect on its business, financial condition, results of operations, or liquidity of the Company.

        Rubin v. Gushlak—On December 26, 2000, an action entitled Rubin v. Gushlak, et. al, Case No. 00-13406, was filed in the United States District Court for the Central District of California, which was subsequently amended on April 2, 2001 and May 29, 2001. This action was against Myron Gushlak, a director of GlobalNet until his resignation in April 2001, and fifteen other named defendants, including GlobalNet. The action arose out of the purchase by the plaintiff of 1,000,000 shares of the Company's common stock from Mr. Gushlak, allegedly acting as an agent for another shareholder, at a price of $5 per share in a private transaction which Mr. Gushlak allegedly facilitated. The primary relief sought in the action was the rescission of the purchase contract from Mr. Gushlak, allegedly acting as agent for another shareholder, or damages in the alternative. The complaint alleged that defendant Mr. Gushlak allegedly induced plaintiff to purchase shares of GlobalNet's common stock from Mr. Gushlak, allegedly acting as agent for another shareholder, and, in doing so, allegedly violated various provisions of the federal securities laws. The complaint also alleged that GlobalNet failed to cooperate with plaintiff in its efforts to confirm Mr. Gushlak's beneficial ownership of shares. On September 14, 2001, the Court approved a Stipulation entered into between Rubin Investment Group and the Company dismissing the Plaintiff's Second Amended Complaint with prejudice. The dismissal of the Complaint concludes this reported litigation. No money or other consideration was paid by any party in connection with the dismissal of Action.

        The Selway Group Inc.—On November 20, 2000, an action was commenced in the United States District Court for the Northern District of Illinois against GlobalNet by the Selway Group Inc (Selway). This action alleges that Selway is owed 3% of the gross revenues derived by GlobalNet from a telecommunications intercommunication agreement entered into between GlobalNet and Protel, S.A. de C.V. The action seeks unspecified monetary damages in excess of the monetary federal jurisdictional limit. GlobalNet unsuccessfully moved to dismiss the complaint for lack of jurisdiction, and filed an answer on August 7, 2001. In March 2002, the Company settled with Selway for $40,000.

        Broadmark Capital Corporation—On May 24, 2001, an action was commenced in the United States District Court for the Northern District of Illinois against GlobalNet by Broadmark Capital Corporation (Broadmark). The Complaint alleges a breach of contract and asserts that Broadmark is entitled to a finders fee of $405,000 in connection with an investment in GlobalNet made by Crescent International, Ltd. On July 10, 2001, GlobalNet submitted its amended answer to the complaint. On November 26, 2001, the parties agreed to a settlement of the action of $175,000 and the issuance of 225,000 warrants exercisable at $0.85 per share.

        Celeste Trust Reg., Esquire Trading & Financing Inc., and Amro International—On July 9, 2001, an action was commenced in the Supreme Court of the State of New York, County of New York, against GlobalNet by Celeste Trust Reg., Esquire Trading & Financing Inc., and Amro International. The Complaint alleges breach of contract and fraud in connection with the plaintiffs' purchase in a private placement of stock of Rich Earth, Inc., GlobalNet's predecessor, and certain rights plaintiffs allege to have obtained to force registration of their Rich Earth shares. The complaint alleges damages of $3,000,000. The parties have agreed to a settlement of $150,000 (of which the Company expects to recover $50,000 through its insurance policy) and 350,000 shares of GlobalNet's common stock. The Company has recorded an expense for this settlement amount in the year ended December 31, 2001.

        The XEX Consulting Company, Inc.—In November 2001, an action was filed against the Company and others by XEX Consulting Company, Inc. (XEX). The Complaint alleges, among other things, that the defendants engaged in a fraudulent scheme of manipulating the market for GlobalNet common stock and failed to disclose certain matters. The plaintiff seeks compensatory damages in the amount of $3 million together with punitive damages. The Company believes that it has meritorious defenses to this action which it intends to assert vigilantly.

(13) Quarterly Financial Information (unaudited)

        The following tables set forth an unaudited summary of quarterly financial data for the years ended December 31, 2001 and 2000. This quarterly information has been prepared on the same basis as the annual consolidated financial statements and, in management's opinion, reflects all adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for a full fiscal year.

2001	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(1)
Total revenues	$18,835,614	$23,895,603	$17,126,741	$17,129,516
Operating expenses	21,611,152	25,773,168	21,297,042	24,128,733
Operating loss	(2,775,538)	(1,877,565)	(4,170,301)	(6,999,217)
Net loss	(3,086,754)	(2,457,893)	(4,602,923)	(7,588,646)
Basic and diluted loss per share	(0.11)	(0.08)	(0.15)	(0.25)
2000	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$14,486,390	$16,283,132	$23,635,285	$23,685,728
Operating expenses	14,929,518	19,926,349	26,767,990	27,113,671
Operating loss	(443,128)	(3,643,217)	(3,132,705)	(3,427,943)
Net loss	(725,575)	(3,899,091)	(3,492,707)	(3,829,399)
Pro forma basic and diluted loss per share	(0.04)	(0.17)	(0.12)	(0.13)

(1)
Increase in fourth quarter 2001 net loss is primarily due to provisions for doubtful accounts and costs related to litigation.

(14) Subsequent Events

        On January 6, 2002, GlobalNet, Inc. entered into a definitive agreement to merge with a subsidiary of The Titan Corporation (Titan). In the merger, a wholly owned subsidiary of Titan will merge into GlobalNet and all of GlobalNet's outstanding common shares and certain outstanding stock options will be converted into Titan common shares and options, plus cash in lieu of fractional shares. The merger has an aggregate equity transaction value of approximately $35 million, subject to reduction under certain circumstances at closing.

        In addition, on January 6, 2002, GlobalNet and Titan entered into a secured note purchase agreement pursuant to which Titan has agreed to loan to GlobalNet up to $5.0 million for working capital purposes. Of this amount, Titan funded GlobalNet $3.0 million on January 10, 2002. In connection with the loan, management shareholders and an affiliated limited partnership, whose ownership approximates 29% of the GlobalNet outstanding common stock, have agreed to pledge all of their shares of common stock as collateral security thereunder. If the merger agreement is terminated under certain circumstances, all of the borrowings then outstanding under the note purchase agreement will become due and payable within 30 days. Upon successful completion of this transaction, the Company is required to pay $900,000 in financial advisory fees related to this transaction.

        On January 15, 2002, Crescent International, Ltd. (Crescent) delivered a conversion notice for partial conversion of $1,200,000 principal amount of the convertible note due April 9, 2004 in the principal amount of $2,000,000 into 3,218,021 shares of Company common stock at a conversion price of $0.3729 per share. On January 31, 2002, Crescent delivered a second partial conversion notice of $320,000 principal amount into 779,538 shares of Company common stock at a conversion price of $0.4105. Both conversion notices were promptly accepted by the Company in accordance with the terms of the convertible note and the corresponding shares of the Company common stock were delivered to Crescent. After the two conversions, the principal amount of the convertible note is $480,000, which is expected to be converted into 890,704 shares of Company common stock upon closing of the Titan merger described above.

        On January 28, 2002, Global Crossing Ltd., GlobalNet's primary customer, filed for protection under Chapter 11 of the United States Bankruptcy code. The debtor-in-possession entity has resumed business with GlobalNet on substantially similar terms and for similar volumes as prior to the filing. The Company is unaware of the ultimate impact of this event on its business.

        On February 27, 2002, the Company entered into a payment agreement with MCI WorldCom Network Services, Inc. (MCI) related to the payment of $6,083,000 of accounts payable. The agreement stipulates that payment is to be made in 12 installments beginning on April 1, 2002, with a final balloon payment of $3,633,000 due on March 31, 2003. In conjunction with the payment agreement, the Company amended its network services agreement with MCI to incorporate a minimum revenue commitment of $22.0 million commencing January 1, 2002 and continuing through December 31, 2002. If the Company does not meet this requirement, they must remit to MCI the difference between the revenue commitment and the actual cumulative total revenue during the period in cash.

        On March 21, 2002, the merger transaction with Titan described above was completed upon approval of GlobalNet's shareholders. As a result of the transaction, all outstanding shares of GlobalNet common stock were converted into the right to receive shares of Titan common stock and cash in lieu of fractional shares, if any, based on an exchange ratio of 0.03853 shares of Titan common stock for each issued and outstanding share of GlobalNet common stock. Titan issued a total 1,448,726 shares of its common stock to the former shareholders of GlobalNet pursuant to the acquisition.

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Independent Auditors' Report
GLOBALNET, INC. AND SUBSIDIARY Consolidated Balance Sheets December 31, 2001 and 2000
GLOBALNET, INC. AND SUBSIDIARY Consolidated Statements of Operations Years Ended December 31, 2001, 2000, and 1999
GLOBALNET, INC. AND SUBSIDIARY Consolidated Statements of Cash Flows Years Ended December 31, 2001, 2000, and 1999
GLOBALNET, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2001 and 2000